Exhibit 99.1

Grant Herlitz, President May 15, 2012 Andrew C. Richardson, CFO

Disclaimer and Safe Harbor Statement 2 The Howard Hughes Corporation (“HHC”) cautions that statements in this presentation that are forward-looking and provide other than historical information involve risks and uncertainties that may impact actual results and any future performance suggested by the forward-looking statements. The forward-looking statements in this presentation include statements relating to our anticipated financial and operating performance, our expectations regarding the real estate industry and the economy generally and our plans for development of our assts. These forward-looking statements are based on current management expectations and involve a number of risks and uncertainties, including, among other things, changes in the economic environment, particularly in the regions in which we operate, our ability to continue financing our investments in our properties, changes in our assumptions, including assumed rents, capitalization and development costs, and other changes in demand for our properties. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, please see HHC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. HHC cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statements, except to the extent required by applicable law.

The Howard Hughes Corporation 3 Mission Statement: “The Howard Hughes Corporation's mission is to be the preeminent developer and operator of master planned communities and mixed-use properties. We create timeless places and memorable experiences that inspire people while driving sustainable, long-term growth and value for our shareholders.” Three business segments - master planned communities, operating properties and strategic developments spanning 18 states ~ $2.5 billion market capitalization. Dallas, TX headquarters, with nearly 900 employees located throughout the U.S. Tax-free spinoff in November 2010 (NYSE: HHC); concurrently raised $250 million from Brookfield, Pershing Square, Blackstone and Fairholme

GGP Bankruptcy & HHC Spinoff 4 Merged with The Rouse Company in 1996. (Seaport, Columbia, Woodlands, Bridgeland, etc.) GGP acquired Rouse in 2004. (Victoria Ward, Cottonwood, Elk Grove, etc.) GGP bankruptcy and subsequent spinoff of select assets as The Howard Hughes Corporation. Land encompassing Summerlin MPC acquired by Howard Hughes in the 1950s. Summerlin conducted business as The Howard Hughes Corporation. Start Here

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What Makes HHC a Compelling Investment? 6 Note Segment Basis Net Debt and book value as of March 31, 2012. Please refer to 10-Q for three months ended March 31, 2012. Represents stock and warrants held by investors. Please refer to DEF 14A dated April 26,2012. Assets World-class trophy assets with significant upside potential Irreplaceable mixed-use, office, resort & residential portfolio Geographically diversified assets Skin in the Game CEO, CFO & President invested $19 million cash in HHC warrants Institutional sponsorship: Pershing Square & Brookfield Asset Management own approximately 29% of HHC(2) Team Highly sophisticated & active Board of Directors led by Bill Ackman Deep and seasoned management team with history of successfully developing and managing complicated real estate assets Structure Low leverage - $298mm of net debt against $2.2bn book value(1) C-Corp. structure and $270 million of net tax assets enable HHC to retain capital for future reinvestment unlike REITs, which must distribute 90% of cash to maintain status

7 HHC is Positioned to Unlock the Value of Its Assets

2011 Highlights 8 Acquisitions Acquired partner’s interest in The Woodlands MPC for $117.5 million. Development Partnered with local investors to develop luxury condominium tower at Ala Moana Center in Honolulu. Partnered with Kettler/Orchard to develop multi-family project in downtown Columbia, MD. Announced construction of 3 Waterway, a 232,774 SF, Class A office tower in The Woodlands. Partnered with Childress Klein to pursue development at The Bridges of Mint Hill. Financing $250 million loan to support the master plan for Victoria Ward’s redevelopment. $55 million of property level financings at The Woodlands. $29 million of financing at 110 N. Wacker. $43 million construction loan at 3 Waterway.(1) Team Assembled core management and development team comprised of industry leading executives. Note 3 Waterway loan closed in 2012.

Strong Liquidity & Cash Flow to Support Predevelopment 9 Note Please refer to 10-K for the year ended December 31, 2011. Unrestricted cash as of Q1 2012. Please refer to 10-Q for three months ended March 31, 2012. ($ in millions) Acreage Sales Revenue Income-Producing Property NOI Robust Access to Capital Unrestricted Cash vs. Debt Maturities

10 Unlocking Value

Victoria Ward – 60 Ocean-Front Acres, ~$22mm NOI 11

Fully Entitled – Approved 9+ million SF Master Plan 12 4,500+ Condominium units 1+ Million SF of Retail

Ala Moana Tower – 210 Luxury Condominium Units 13 Ala Moana Mall – Retail Sales over $1,000 a square foot Luxury Product Trading at $1,200/SF

South Street Seaport – 9+ Million Annual Visitors 14 $4.7 billion Annual Buying Power $30 billion infrastructure & real estate investments in Lower Manhattan since 2002.

Lower Manhattan - Population Doubled Since 2001 15 Pier 17 – 210,000 SF of GLA Uplands – 175,000 SF of GLA

Downtown Columbia – 10+ Million SF Redevelopment 16 5th Wealthiest County in the United States Premier Outdoor Concert Center & 1.2 million SF Mall at Development’s Center

Kettler/Orchard Joint Venture – 375 Residential Units + Retail 17

Our MPC Business 18 Community Location Gross Acres Community Population Remaining Saleable Acres Bridgeland Houston, TX 11,400 4,750 5,023 Maryland Howard/Prince George’s County, MD 16,450 104,700 202 Summerlin Las Vegas, NV 22,500 100,000 6,771 The Woodlands Houston, TX 28,400 101,000 2,125 Total 78,750 310,450 14,121

Bridgeland – Before Capital Invested 19

Bridgeland – Over $325 Million in Capital Later 20 Don’t be the 1st to Own an MPC

19,000 Residential Lots; 1,226 Commercial Acres Remaining 21 Grand Pkwy Fry Rd 290

22 World-Class Master Planning 3,669 Residential Lots & 961 Commercial Acres Remaining1 Note (1) As of December 31, 2011. Please reference 10k.

The Woodlands Town Center Concept – Napkin, 1972 23 Note (1) Source: Robert Heineman, The Woodlands‘ original land planner.

The Woodlands Town Center - Today 24 97.5% Class A Office Occupancy Additional 5+ MSF of Office, 2,000+ Residential Units & 500k+ of Retail to be Built

The Woodlands – 3 Waterway 25

3 Waterway – 232,774 SF Class A Office Tower 26

3 Waterway: April 5, 2012 – 74% Preleased 27 Average $27/SF Net Rent on Signed Leases Implied $6 million of NOI at Stabilization Implied $36 million of Value Creation at a 7.0% Capitalization Rate $50 million Construction Cost Excluding Land

The Woodlands – Super Block 28

Super Block – Over One Million SF of Development 29

Super Block – Over One Million SF of Development 30

The Woodlands – Waterway Hotel & Condominiums 31

Waterway Hotel & Condominiums - Luxury & Location 32

Waterway Hotel & Condominiums 33

The Woodlands – Millennium Waterway Apartments 34

The Woodlands – Millennium Phase I 35

The Woodlands – Millennium Phase II 36

The Woodlands Economics 37 Master Plan Economics: Note (1) Source: CEO Letter to Shareholders dated February 29, 2012. (2) Net Debt is computed as $282M of debt, less $39M of cash and $46M of municipal utility district receivables as of December 31, 2011. ~$1 billion implied equity value excluding All future vertical development ($ in millions, except per unit data) Operating Property Overview Residential Land Stabilized NOI 29 $ Price / Lot 88,987 $ Capitalization Rate 7.0% Lots Remaining 3,669 Value 417 $ Value 326 $ Margin 73% Commercial Land Net 238 $ Price / SF 13.66 $ Acres Remaining 961 Value Excluding All Future Development Value 572 $ Total 1,227 $ Less: Net Debt (197) Implied Equtiy 1,030 $

Summerlin – 5,880 Residential Lots, 891 Commercial Acres Remain 38

Where Does Normalized Revenue Return To? 39

Supply/Demand Rebalance is Well Underway 40 Source Homebuilders Research, Inc.

Summerlin Centre – One of the Nation’s Top Mall Sites 41

Summerlin Centre 42 Over $1.5 billion of Retail Sales “Leaking” Out of Summerlin1 Source (1) RCLCO research.

Summary 43 Trophy Assets Alignment of Interests: Management “pot committed” to moving assets to the point of creating maximum shareholder value Book Value significantly undervalues assets We believe market is not fully recognizing: Value of Future Development Return to Normalized Housing Market Upside Options with Downside Protection World-Class Assets, Platform & Leadership

44 Research Coverage: Compass Point Research & Trading, LLC Contact: Wilkes Graham, wgraham@compasspointllc.com Expect more development announcements in 2012

Reconcilation of Net Operating Income (NOI) to Net Income (Loss) from Continuing Operations

($ in millions)

		2011	2010	2009
Income-Producing Operating Assets NOI - Consolidated	(a)	$ 51.7	$ 48.6	$ 47.3
Total other properties NOI		(4.5)	(1.2)	(2.8)
Straight line lease amortization		0.9	0.2	(0.1)
Provisions for impairment		0.0	(80.9)	(51.0)
Early extinguishment of debt		(11.3)	-	-
Depreciation and amortization		(20.3)	(23.5)	(26.5)
Equity in earnings from real estate affiliates - Operating Assets		3.9	(0.3)	2.2
Interest, net		(10.9)	(17.2)	(14.1)
Less: Partners' share of Operating Assets REP EBT		(0.1)	1.9	2.9
Operating Assets Segment REP EBT		9.5	(72.4)	(42.1)
Master Planned Communities REP EBT		50.8	(380.0)	(34.1)
Strategic Assets REP EBT		3.3	(26.4)	(603.8)
Total Segment-basis REP EBT		63.6	(478.8)	(680.1)
Less: Real Estate Affiliates REP EBT		(11.8)	(13.8)	11.2
		51.8	(492.6)	(668.9)
General and administrative		(35.2)	(21.5)	(23.0)
Corporate interest income		9.6	0.2	-
Warrant liability gain		101.6	(140.9)	-
Benefit from income taxes		18.3	633.5	24.0
Equity in earnings of Real Estate Affiliates		8.6	9.4	(28.2)
Investment in real estate basis adjustment		(6.1)	-	-
Reorganization items		0.0	(57.3)	(6.7)
Corporate depreciation		(0.2)	(0.0)	(0.0)
Net income (loss) from continuing operations		$ 148.5	$ (69.2)	$ (702.9)

REP EBT is defined as net income (loss) from continuing operations excluding general and administrative expenses, corporate interest income and depreciation expense, investment in real estate basis adjustment, benefit from income taxes, warrant liability gain (loss), reorganization items and the effects of the perviously mentioned items within our equity in earnings (loss) from Real Estate Affiliates.

(a) Represents consolidated Retail, Office, Resort and Conference Center NOI.
Please refer to Item 7-- Management's Discussion and Analysis of Financial Condition and Results of Operatings to the Company's 10-K for the year ended December 31, 2011.

Howard Hughes
THE HOWARD HUGHES CORPORATION
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46 Equity Method Operating Assets NOI - Non-consolidated (a) 7.0 $ 4.2 $ 4.0 $ Adjustments to NOI (b) (3.9) (1.9) (0.5) Non-consolidated Equity Method Assets REP EBT 3.1 2.3 3.5 Less: Joint venture partners' share of REP EBT (3.1) (2.6) (2.6) Equity in earnings from real estate affiliates 0.0 (0.3) 0.9 Distributions from Summerlin Hospital investment 3.9 - 1.3 Equity in earnings from Real Estate Affiliates - Operating Assets 3.9 (0.3) 2.2 Total Income-Producing Properties NOI Income-Producing Operating Assets NOI 51.7 48.6 47.3 Income-Producing Equity Method Investments NOI (company share) (c) 3.9 - 1.3 Total Income-Producing Properties NOI 55.6 $ 48.6 $ 48.6 $ (a) Represents Millenium Waterway apartments, Woodlands Arofim #1, Stewart Title and Forestview/Timbermill apartments NOI. Please refer to Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operatings to the Company's 10-K for the year ended December 31, 2011. (b) Includes straight-line and market lease amortization, depreciation and amortization and non-real estate taxes. (c) Represents our 83.55% economic share of Millenium Waterway apartments, 20% share of Woodlands Sarofim #1, 50% share of Stewart Title and 50% share of Forestview/Timbermill apartments NOI.

47 Reconciliation of Total Acreage Land Sales Revenue to Total Land Sales Revenue - GAAP Basis ($ in millions) 2011 2010 2009 Total acreage land sales revenue 150.3 $ 124.3 $ 100.4 $ Deferred revenue (0.5) 4.0 (3.4) Deferred revenue - The Woodlands 6.2 - - Special Improvement District revenue 5.4 0.7 0.2 Total segment land sales revenue 161.4 129.0 97.3 Less: Real Estate Affiliates land sales revenue (a) (47.9) (91.0) (62.7) Total land sales revenue - GAAP basis 113.5 $ 38.1 $ 34.6 $ (a) Represents The Woodlands land sale revenue when it was a Real Estate Affiliate and was accounted for as a non-consolidated investment.